Exhibit 99.f

Consolidated Balance Sheets

The St. Paul Companies

December 31	2002	2001
(In millions)

Assets
Investments:
Fixed income	$17,188	$15,911
Real estate and mortgage loans	874	972
Venture capital	581	859
Equities	394	1,410
Securities on loan	806	775
Other investments	738	98
Short-term investments	2,152	2,153
Total investments	22,733	22,178
Cash	315	151
Reinsurance recoverables:
Unpaid losses	7,777	6,848
Paid losses	522	351
Ceded unearned premiums	806	667
Receivables:
Underwriting premiums	2,658	3,123
Interest and dividends	247	260
Other	170	247
Deferred policy acquisition costs	554	628
Deferred income taxes	1,267	1,248
Office properties and equipment	459	486
Goodwill and intangible assets	1,013	690
Other assets	1,399	1,444
Total Assets	$39,920	$38,321

Liabilities
Insurance reserves:
Losses and loss adjustment expenses	$22,626	$22,101
Unearned premiums	3,816	3,957
Total insurance reserves	26,442	26,058
Debt	2,713	2,130
Payables:
Reinsurance premiums	957	943
Accrued expenses and other	963	1,036
Securities lending collateral	822	790
Other liabilities	1,388	1,357
Total Liabilities	33,285	32,314
Company-obligated mandatorily redeemable preferred securities of trusts holding solely subordinated debentures of the company	889	893

Shareholders’ Equity
Preferred:
SOP convertible preferred stock	105	111
Guaranteed obligation-SOP	(40)	(53)
Total Preferred Shareholders’ Equity	65	58

Common:
Common stock	2,606	2,192
Retained earnings	2,473	2,500
Accumulated other comprehensive income, net of taxes:
Unrealized appreciation on investments	671	442
Unrealized loss on foreign currency translation	(68)	(76)
Unrealized loss on derivatives	(1)	(2)
Total accumulated other comprehensive income	602	364
Total Common Shareholders’ Equity	5,681	5,056
Total Shareholders’ Equity	5,746	5,114
Total Liabilities, Redeemable Preferred Securities of Trusts and Shareholders’ Equity	$39,920	$38,321

See notes to consolidated financial statements.